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                                                                    EXHIBIT 99.1

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. Section 1350,
                             AS ADOPTED PURSUANT TO
                  Section 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K of Private Media Group, Inc. (the "Company") for the annual period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Charles Prast, President and Chief Executive Officer of the Company, and Johan Gillborg, Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles Prast
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Charles Prast
Chief Executive Officer

March 28, 2003

/s/ Johan Gillborg
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Johan Gillborg
Chief Financial Officer

March 28, 2003

     This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.